                                                                     EXHIBIT 1.3


                                 SELLING SHAREHOLDER
                            IRREVOCABLE POWER OF ATTORNEY,
                       CUSTODY AGREEMENT AND LOCK-UP AGREEMENT




Carl Pahapill
Kathryn Gamble
As Attorneys-In-Fact
c/o Med-Emerg International, Inc.
2550 Argentia Road, Suite 205
Mississauga, Ontario L5N 5R1
Canada

Med-Emerg International, Inc.
As Custodian
2550 Argentia Road, Suite 205
Mississauga, Ontario L5N 5R1
Canada

Network 1 Financial Securities, Inc.
The Galleria, Penthouse
2 Bridge Avenue
Red Bank, NJ 07701

Century City Securities, Inc.
1900 Avenue of the Stars
Los Angeles, CA 90067

Dear Sirs:

    The undersigned shareholder of Med-Emerg International, Inc., a corporation organized under the laws of the Province of Ontario, Canada (the "Company"), and the other shareholders of the Company listed on Schedule 1 hereto (the undersigned and such other shareholders being hereinafter collectively referred to as the "Selling Shareholders") will enter into an Underwriting Agreement (the "Agreement"), among the Company, the Selling Shareholders, Network 1 Financial Securities, Inc. and Century City Securities, Inc., as the representatives (the "Representatives") of the Underwriters (the "Underwriters"), for the public offering (the "Offering") of 1,250,000 shares of the Company's common stock, no par value (the "Common Stock"), and redeemable warrants to purchase an additional 1,250,000 shares of Common Stock (the "Warrants"), pursuant to which each of the Selling Shareholders may grant to the Underwriters, severally and not jointly, an option to purchase up to the number of shares of Common Stock set forth opposite such Selling Shareholder's name on Schedule 1 hereto (the "Selling Shareholder Option Shares").

    The undersigned understands that the Company has filed with the United States Securities and Exchange Commission (the "Commission") a registration Statement on Form F-1, File No. 333-21899 (the "Registration Statement") in connection with the Offering. The undersigned and the other Selling Shareholders have, pursuant to the Underwriting Agreement, granted, severally and not jointly, to the Underwriters an option to purchase the number of shares of Common Stock owned by them set forth opposite their respective names on Schedule 1 hereto for the sole purpose of covering over-allotments in connection with the Offering (the "Over-Allotment Option"), an aggregate of 140,625 shares of Common Stock (the "Shares"). Accordingly, the Registration Statement will register under the Securities Act of 1933, as amended (the "Securities Act"), all of the Shares to be sold by the Selling Shareholders and all of the shares of Common Stock and Warrants to be sold by the Company (including those which may be sold pursuant to an over-allotment option granted to the Underwriters by the Company).

          The undersigned, by executing and delivering this Irrevocable Power of Attorney, Custody Agreement and Lock-Up Agreement (the "Agreement"), confirms the undersigned's willingness and intent to grant the Over-Allotment Option and to sell its Shares to the Underwriters pursuant to the Underwriting Agreement, and agrees, simultaneously with the execution and delivery hereof, to deposit such Shares with the Company, acting in its capacity as custodian hereunder (solely in such capacity, the "Custodian") all as hereinafter provided.

    The undersigned hereby acknowledges receipt of (i) a form of Underwriting Agreement, a copy of which is attached hereto as Exhibit A (the "Form Underwriting Agreement") and (ii) a copy of the preliminary prospectus included in the Registration Statement as filed with the Commission on July ___, 1997. The undersigned understands that the Underwriting Agreement is to be executed and delivered on behalf of the undersigned by one or more of the Attorneys-in-Fact. The undersigned further understands that the Registration Statement has not yet become effective under the Securities Act and is subject to amendment.

    To induce the Underwriter to enter into the Underwriting Agreement, and to secure its performance, the undersigned agrees as follows:

    1. AGREEMENT NOT TO SELL. The undersigned hereby agrees that for a period of 24 months (the "Lock-up Period") from the Effective Date (as defined in the Underwriting Agreement), the undersigned will not, without the prior written consent of the Representatives, directly or indirectly, offer, sell or grant any option to purchase, transfer or otherwise dispose of or contract to dispose of (or announce any offer, sale, grant of any option to purchase, or other disposition of), for value or otherwise, any shares of Common Stock, options or warrants to purchase Common Stock, or any securities convertible into or exchangeable for Common Stock, owned directly by such person or with respect to which such person has the power of disposition, other than the sale of the Shares under the Underwriting Agreement.

    2. APPOINTMENT OF ATTORNEYS-IN-FACT: GRANT OF AUTHORITY. For purposes of effecting the sale of the undersigned's Shares pursuant to the Underwriting Agreement, the undersigned irrevocably makes, constitutes and appoints Carl Pahapill and Kathryn Gamble, and each of them, true and lawful agents and attorneys-in-fact of the undersigned (each, an "Attorney-in-Fact" and, collectively, the "Attorneys-in-Fact"), each with full power and authority, subject to the terms and provisions hereof, to act hereunder, individually or, in the event of the death or incapacity of any Attorney-in-Fact, through wholly appointed successor attorneys-in-fact appointed by the other Attorney-in-Fact in his or their sole discretion (it being understood and agreed that the Attorneys-in-Fact may, unless otherwise specified herein, act individually), all as hereinafter provided, in the name of and for and on behalf of the undersigned, as fully as could the undersigned if present and acting in person, with respect to the following matters in connection with and incident to the registration and sale of the undersigned Shares in the Offering to:

         (a) authorize and direct the Custodian and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys-in-Fact or any of them to effect the sale, transfer and disposition of any or all of the undersigned's Shares in the Offering as the Attorneys-in-Fact or any of them may, in their sole discretion, determine, including to direct the Custodian to deliver to the Underwriters certificates evidencing any or all of the Shares with appropriate stock powers or other instruments of transfer duly endorsed or in blank, to effect the sale of any or all of the Shares in the Offering to the Underwriters pursuant to the terms of the Underwriting Agreement.

         (b) execute and deliver the Underwriting Agreement on behalf of the undersigned, in the form of the Form Underwriting Agreement, with such additions or amendments thereto as the Attorneys-in-Fact or any of them, in their sole discretion, may determine are necessary to reflect the public offering price of the Shares and the Underwriters' discounts and commissions and other matters deemed necessary or advisable by any Attorney-in-Fact in connection with or incident to the Offering;

         (c) take all actions as may be necessary or deemed to be advisable, with respect to the Registration Statement, including, without limitation, the execution, acknowledgment and delivery of any certificates, documents and consents which may be required by the Commission, appropriate authorities of states or other jurisdictions, the Underwriters or legal counsel or as may otherwise be necessary or appropriate in connection with the registration of the Shares under the Securities Act or the securities or blue sky laws of the various states and jurisdictions or to facilitate sales of the Shares;

         (d) authorize and direct the Transfer Agent for the Company's Common Stock to place stop transfer orders against the Shares owned by each Selling Shareholder during the Lock-up Period; and

         (e) take or cause to be taken any and all further actions, and execute and deliver, or cause to be executed and delivered, any and all such instruments, documents, stock certificates and share powers and other instruments of transfer and closing or as may be required by the Underwriting Agreement or this Agreement, including, without limitation, Section 1 hereof, or as may otherwise be necessary or deemed to be advisable in connection herewith and therewith, with such changes or amendments thereto as the Attorneys-in-Fact or any of them may, in their sole discretion, approve (such approval to be evidenced by their signature thereof) or, as may be necessary or deemed to be desirable by the Attorneys-in-Fact or any of them to effectuate, implement and otherwise carry out the transactions contemplated by the Underwriting Agreements and this Agreement, or as may be necessary or deemed to be desirable in connection with the registration of the Shares pursuant to the Securities Act or the sale of the Shares to the Underwriters.

    3. TERMS OF SALE. The undersigned agrees that in the event and only in the event the Company has executed and delivered or has agreed to execute and deliver the Underwriting Agreement, then the Attorneys-in-Fact or any of them acting individually shall be irrevocably directed and obligated, to:

         (a) execute and deliver the Underwriting Agreements on behalf of the Selling Shareholders at such time as called for under the Underwriting Agreement; and


         (b) authorize and direct the Custodian and any other person or entity to take any and all actions as may be necessary or deemed to be advisable by the Attorneys-in-Fact or any of them to effect the sale, transfer and disposition of the undersigned's Shares in the Offering, and to deliver, or cause to be delivered, certificates representing the undersigned's Shares so sold, transferred and disposed of to the Underwriters on the applicable Option Closing Date (as defined in the Underwriting Agreement), all in accordance with the terms and conditions of the Underwriting Agreement.

    4.   SOLE AUTHORITY OF COMPANY.     The undersigned agrees that the Company
has the sole authority to agree with the Underwriters upon the price at which the Shares and any other shares of Common Stock will be sold to the Underwriters in the Offering. The undersigned further agrees that, prior to the execution of the Underwriting Agreement, the Company may withdraw the Registration Statement and terminate the Offering in its sole discretion for any reason whatsoever or for no reason, without any liability to any Selling Shareholder. Following execution of the Underwriting Agreement, termination of the Offering by any party will be governed by the terms and conditions of the Underwriting Agreement.

    5. IRREVOCABILITY. The undersigned has conferred and granted the power of attorney and all other authority contained herein for the purpose of completing the Offering and in consideration of the actions of the Company and the Underwriters in connection therewith. Therefore, the undersigned hereby agrees that all power and authority hereby conferred is coupled with an interest and is irrevocable, and, to the fullest extent not prohibited by law, shall not be terminated by any act of the undersigned or by operation of law or by the occurrence of any event whatsoever, including, without limitation, the death, incapacity, dissolution, liquidation, termination, bankruptcy, dissolution, of marital relationship or insolvency of the undersigned or any similar event. If, after the execution of this Agreement, any such event shall occur before the completion of the transactions contemplated by the Underwriting Agreement and/or this Agreement, the Attorneys-in-Fact and the Custodian are nevertheless authorized and directed to complete all of such transactions, including the delivery of the certificates for the undersigned Shares to be sold to the Underwriters, as if such event had not occurred and regardless of notice thereof.

    6. DEPOSIT AND DELIVERY OF SHARES. The undersigned hereby appoints the Company as Custodian to hold the undersigned Shares and to deliver or to dispose of them in accordance with the instructions of the Attorneys-in-Fact or any of them as set forth herein, with full power in the name of, and for and on behalf of, the undersigned.

         (a) If stock certificates with respect to the undersigned Shares are in the undersigned's possession, the undersigned has delivered to and deposited such certificates with the Custodian upon execution of this Agreement, duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank.

         (b) If certificates for any of the undersigned Shares are to be delivered to the Custodian by someone other than the undersigned, the undersigned has caused such certificates to be delivered to and deposited with the Custodian upon execution of this Agreement, duly endorsed to the Company or in blank, or accompanied by proper instruments of transfer to the Company or in blank.

         (c) The undersigned authorizes and directs the Custodian, upon appropriate instructions from the Attorneys-in-Fact, to deliver to the Underwriter such of the undersigned Shares as are to be purchased by the Underwriters under the Underwriting Agreement and to deliver, or cause to be delivered, certificates representing such Shares to the Underwriters on the applicable Option Closing Date against receipt of payment therefor.

         (d) The undersigned hereby authorizes and directs the Attorneys-in-Fact and the Custodian to issue appropriate receipts to the Underwriter in the name of the undersigned as payee.

         (e) The undersigned hereby authorizes and directs the Attorneys-in-Fact and the Custodian, in the event the Over-Allotment Option is not fully exercised and all of the undersigned Shares set forth opposite the undersigned's name on Schedule

    1 hereto are not sold pursuant to the Underwriting Agreement, to return the unsold Shares to the undersigned, which Shares shall remain subject to the lock up restrictions in this Agreement in accordance with Section 1 hereof.

    7. THE CUSTODIAN. The Custodian's execution of this Agreement shall constitute the acceptance by the Custodian of the agency herein conferred, and shall evidence its agreement to carry out and perform its duties under this Agreement in accordance with the provisions hereof; subject, however, to the following terms and conditions, which all signatories hereto agree shall govern and control the rights, duties and immunities of the Custodian.

         (a) The Custodian in its capacity as Custodian shall have no duties to the undersigned hereunder except those expressly set forth herein and shall not be liable in such regard except for the performance of such duties as are specifically set out herein, subject to Section 11 hereof. It shall not be responsible for the performance of the powers of attorney contained herein by any signatory hereto, or for the interpretation of any of the provisions of such powers of attorney.

         (b) If a controversy arises between two or more of the Selling Shareholders, or between any of the Selling Shareholders and any other person, as to whether or not or to whom the Custodian shall deliver the certificates for the Shares or any funds held by it or to the property held by the Custodian hereunder, the Custodian shall not be required to determine the same and need not make any delivery of the property or any portion thereof but may retain it, subject to the provisions of Section 11 below, until the rights of the parties to the dispute shall have finally been determined by agreement or by final order of a court of competent jurisdiction; provided, however, that the time for appeal for any such final order shall have expired without an appeal having been made. The Custodian shall deliver the certificates, funds or property or any portion thereof within 15 days after it has received written notice of any such agreement or final order (accompanied by an affidavit that the time for appeal has expired without an appeal having been made) in accordance with the terms of the final agreement or order. The Custodian shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen which refers specifically to this Agreement and identifies by name and address the adverse claimants to the controversy and briefly describing the nature of the controversy.

         (c) The Custodian will acknowledge in writing to each of the Selling Shareholders receipt by physical delivery of any certificates representing the undersigned Shares when such certificates are received.

    8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The undersigned represents, warrants and agrees that:

         (a) All authorizations and consents, including, but not limited to, any releases necessary for the execution and delivery by the undersigned of this Agreement and for the sale and delivery of the undersigned Shares to the Underwriters as contemplated hereby and in the Underwriting Agreement have been obtained and are in full force and effect; and the undersigned has full right, power and authority to enter into the Underwriting Agreement and this Agreement and to sell, transfer and deliver the undersigned Shares to the Underwriters as contemplated hereby and in the Underwriting Agreement.

          (b) The undersigned has read and understands the Form
    Underwriting Agreement including, without limitation, the representations and warranties contained in Section 4A thereof (the "Section 4A Representations and Warranties"), and confirms the accuracy of such representations, warranties and agreements as of the date hereof; the Section 4A Representations and Warranties are herein incorporated by reference.

         (c) The undersigned has not taken and will not take, directly or indirectly, any action intended to constitute or which constitutes, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of the Common Stock; and to assure compliance with Rule 102 of Regulation M under the Securities Exchange Act of 1934, as amended, the undersigned will not make bids for or purchases of, or induce bids for or purchases of, directly or indirectly, any shares of Common Stock until the distribution of all shares being sold in the Offering has been completed; the undersigned has not and will not distribute any prospectus or other offering material in connection with the Offering and sale of the Shares other than the then current prospectus filed with the Commission or other material permitted by the Securities Act.

    The foregoing representations, warranties and agreements are for the benefit of and may be relied upon by the Attorneys-in-Fact, the Underwriter and their respective legal counsel.

    9. PAYMENT. The undersigned hereby authorizes and directs the Attorneys-in-Fact or any of them to take such action as may be required to provide for the distribution of the net proceeds from the sale of the undersigned Shares sold in the Offering for the account of the undersigned (after deducting the undersigned's respective portion of the underwriting discounts and commissions for such Shares, and the undersigned's proportionate share of the Underwriters' non-accountable expense allowance, United States Securities and Exchange Commission and the National Association of Securities Dealers, Inc., filing fees, legal fees and expenses, and transfer taxes), to the undersigned not later than the close of business on the fourth business day following the date of receipt of the certified or official bank check described in Section 2(b) of the Underwriting Agreement.


    10. OWNERSHIP OF STOCK. Subject to the terms hereof, until payment of the purchase price for the Shares being sold by the undersigned pursuant to the Underwriting Agreement has been made by or for the account of the Underwriters, each of the Selling Shareholders shall remain the owner of all of his or its respective Shares, to the extent such ownership is not inconsistent with this Agreement. However, until the Underwriting Agreement has been terminated and, if the Over Allotment has not been fully exercised for all of the undersigned Shares, until permitted in accordance with Section 1 of this Agreement, the undersigned agrees that the undersigned will not give, sell, pledge, hypothecate, grant any lien on or security interest in, transfer, deal with or contract with respect to the undersigned Shares or any interest therein, except (i) to the Underwriters pursuant to the Underwriting Agreement, (ii) to the Custodian as provided herein, and (iii) if the Over-Allotment Option is not exercised in full, except as may be permitted pursuant to Section l of this Agreement.

    11. RELEASE. The undersigned hereby agrees to release the Attorneys-in-Fact and each of them and the Custodian from any and all liabilities, joint or several, to which they may become subject insofar as such liabilities (or action in respect thereof) arise out of or are based upon any action taken or permitted to be taken, including, but not limited to, not executing the Underwriting Agreement or not proceeding with the Offering for any reason whatsoever, by the Attorneys-in-Fact or the Custodian pursuant hereto, except for their gross negligence or willful misconduct (it being understood that any determination by the Company not to execute the Underwriting Agreement or proceed with the Offering for any reason whatsoever (or no reason) shall not constitute gross negligence or willful misconduct). This Section shall survive termination of this Agreement.

    12.  TERMINATION.   This Agreement, shall terminate upon the earliest to
occur of (i) prior to the sale of Shares pursuant to the Underwriting Agreement, the date, if any, on which the Registration Statement is withdrawn and, if such withdrawal occurs after the Underwriting Agreement has been executed and delivered, the termination of the Underwriting Agreement in accordance with the terms thereof; and (ii) excluding with respect to Section 1 hereof which shall remain in full force and effect for the period specified therein notwithstanding anything herein to the contrary, the date on which the sale of the Shares to be sold in the Offering is consummated and the proceeds have been distributed to the Selling Shareholders, including exercise or expiration of the Over-allotment Option, whether or not all the Shares owned by the Selling Shareholders are sold in the Offering. Following any such termination, the Attorneys-in-Fact and the Custodian shall have no further responsibilities or liabilities to any of the undersigned hereunder except in the case of a termination under Section 12(ii) above to fulfill its duties in connection with the undersigned's obligations under Section 1 hereof, and to redeliver its respective Shares and to deliver to each of the Selling Shareholders its respective stock powers described in
Section 5 hereof held in custody in accordance with the terms hereof and to distribute to each of the Selling Shareholders its respective portion of the net proceeds of the Offering, if any.

    13. NOTICES. Any notice required to be given pursuant to this Agreement shall be deemed given if in writing and delivered in person, or if given by telephone or telegraph is subsequently confirmed by letter, (i) to Carl Pahapill and Kathryn Gamble, as Attorneys-in-Fact, c/oMedi-Emerg International, Inc., 2550 Argentia Road, Suite 205, Mississauga, Ontario L5N 5R1, Canada, (ii) to Medi-Emerg International, Inc., as Custodian, 2550 Argentia Road, Suite 205, Mississauga, Ontario

L5N 5R1, Canada, Attention: Carl Pahapill or to such other address as the Custodian shall have specified in a written notice duly given to the undersigned or (iii) to the Selling Shareholders at the addresses set forth in Schedule 1 hereto.

    14. APPLICABLE LAW. The validity, enforceability, interpretation, and construction of this Agreement shall be determined in accordance with the substantive laws of the State of New York.

    15. BINDING EFFECT. All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and this Agreement shall inure to the benefit of, and shall be binding upon, the undersigned and the undersigned's heirs, executors, administrators, successors and assigns.

    16. EFFECTIVE DATE. This Agreement shall become effective upon execution by each of the Selling Shareholders, the Custodian and each of the Attorneys-in-Fact.

    17. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each executed counterpart constituting an original but all together constituting only one instrument.

    18.  AMENDMENTS.    The parties hereto (other than the undersigned) and the
other Selling Shareholders are entering into separate agreements identical (other than for names of the parties thereto) to this Agreement (the "Identical Agreements"). The parties hereto will not modify or grant any waiver or consent under this Agreement or any Identical Agreement which shall in any material respect change the relative rights and/or obligations of fewer than all of the Selling Shareholders unless the same shall be in writing and a substantially identical written modification, waiver or consent shall be executed by the parties hereto (not the Attorneys-in-Fact) and to each Identical Agreement.

          This Irrevocable Power of Attorney, Custody Agreement and Lock-Up Agreement has been entered into on this _____day of______________, 1997.

                                       Very truly yours,



                                       Name of Selling Shareholder



                             By:
                                 -----------------------------
                                            Name:
                                            Title:



                             ---------------------------------
                             Taxpayer Identification Number
                                   or Social Security Number

                             A separate signature page should be executed and filled in by each seller of shares.



                         (Signatures continued on next page)

                                      CUSTODIAN

    Med-Emerg International, Inc. hereby accepts the appointment as Custodian pursuant tot he foregoing Irrevocable Power of Attorney, Custody Agreement and Lock-Up Agreement, and agrees to abide by and act in accordance with the terms of said Agreement.

Dated:                  , 1997
         ---------------

                             MED-EMERG INTERNATIONAL, INC.



                             By:
                                -------------------------------------
                                       Carl Pahapill
                                       President

                                  ATTORNEYS-IN-FACT

    Carl Pahapill hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney, Custody Agreement and Lock-Up Agreement, and agrees to abide by and act in accordance with the terms of said Agreement.

Dated:   __________________, 1997



                                  ---------------------------------
                                  Carl Pahapill
                                  c/o Med-Emerg International, Inc.
                                  2550 Argentia Road, Suite 205
                                  Mississauga, Ontario L5N 5R1
                                  Canada



    Kathryn Gamble, hereby accepts the appointment as Attorney-in-Fact pursuant to the foregoing Irrevocable Power of Attorney, Custody Agreement and Lock-Up Agreement, and agrees to abide by and act in accordance with the terms of said Agreement.

Dated:   __________________, 1997



                                  -----------------------------------
                                  Kathryn Gamble
                                  c/o Med-Emerg International, Inc.
                                  2550 Argentia Road, Suite 205
                                  Mississauga, Ontario L5N 5R1
                                  Canada

                                      SCHEDULE 1


                        Number of Shares
                        of Common Stock                    Number of
Name and Address of     to be Sold          Certificate    Shares
Selling Shareholder     in the Offering     Numbers        Represented*
-------------------     ---------------     -------        -----------








Hampton House Int'l          60,625
33 East 67th Street
New York, NY 10021

I. Boulos Bou Dib            20,000
Alma Tripoli
North Lebanon
Lebanon

Jane Kingswood               12,000
155 Glenwood Ave.
Borentford, Ontario
N357R3

W. David Wood                12,000
3803-77 Harbour Square
Toronto M5J 252

Husein El Dada                8,000
157 Kensington Road
Garden City, NY 11530

Robert Moskofian              8,000
c/o IIda Kvikorians
8 Scott Hall Court
Unionville, Ontario
L6C1A4



________________


    *To the extent that you hold certificates covering more shares than you wish to sell, the Custodian will arrange for the issuance of certificates representing the number of Shares to be deposited hereunder and will return to you new certificates representing the balance of the shares that are not deposited.

Mark Wilder                    6,000
175 Cumberland Street
Suite 1802
Toronto, Ontario
M5R349

Peter J. Tanous                5,000
Suite 540
1100 Connecticut Ave., N.W.
Washington, D.C. 20036

Thomas Nassif                  5,000
2532 Calle Del Oro
La Jolla, CA 92037

Elizabeth Huntly-Harmen        4,000
Osiedle Rusa 32m2
Poznan Poland

TOTAL:                       ____________
                             140,625